UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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ATMEL CORPORATION

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ATMEL CORPORATION

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2008
2:00 p.m.

Dear Atmel Stockholders:

Our Annual Meeting of Stockholders will be held on Wednesday, May 14, 2008 at 2:00 p.m., local time, at our offices located at 2325 Orchard Parkway, San Jose, California 95131, for the following purposes:

1. To elect seven (7) directors to serve for the ensuing year and until their successors are elected;

2. To approve amendments to the Atmel Corporation 2005 Stock Plan to, among other things, increase the number of shares reserved for issuance thereunder by 58,000,000 shares;

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 9, 2008 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card, or (3) by mail, using the enclosed paper proxy card and postage-prepaid envelope. For further details, please see the section entitled “Voting” beginning on page two of the accompanying Proxy Statement. Any stockholder attending the annual meeting may vote in person even if he or she has voted using the Internet, telephone, or proxy card, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

FOR THE BOARD OF DIRECTORS

Patrick Reutens
Secretary

San Jose, California
April 15, 2008

ATMEL CORPORATION

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are furnished to holders of the common stock of Atmel Corporation (“Atmel” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2008, at 2:00 p.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our offices located at 2325 Orchard Parkway, San Jose, California 95131. Our telephone number at this location is (408) 441-0311. Our internet address is www.atmel.com. The information posted on our website is not incorporated into this proxy statement.

These proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2007 were first mailed on or about April 15, 2008, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Only holders of record of our common stock at the close of business on April 9, 2008 (the “Record Date”) are entitled to notice of and to vote at the meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for the vote of stockholders. At the Record Date, 445,495,551 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding. For information regarding security ownership by our executive officers and directors and by the beneficial owners of more than 5% of our common stock, see “Security Ownership” below.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence of the holders of a majority of the shares of common stock entitled to vote generally at the annual meeting is necessary to constitute a quorum at the annual meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the annual meeting or (2) have properly submitted a proxy card or voted by telephone or over the Internet. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast, which pursuant to our bylaws means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast for a director’s election shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. The affirmative vote of a majority of the votes duly cast is required to approve the amendments to the 2005 Stock Plan to, among other things, increase the number of shares reserved for issuance thereunder as described in Proposal Two below. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of our independent registered public accounting firm described in Proposal Three below.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. Pursuant to our bylaws, abstentions are not considered to be “votes cast” for the election of directors and will not affect the outcome of the election of directors. With respect to Proposals Two and Three, abstentions are deemed to be “votes cast” and therefore have the same effect as a vote against Proposals Two and Three. Broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Board of Directors Recommendation

The Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the nominees listed in Proposal One below;

•	“FOR” the amendments to the 2005 Stock Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Voting

Voting by telephone or the Internet.  A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible.

Voting by proxy card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

Voting by attending the meeting.  A stockholder may vote his or her shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. A stockholder may obtain directions to our corporate headquarters in order to attend the annual meeting at www.atmel.com/contacts/directions.asp, or by calling (408) 441-0311.

Changing vote; revocability of proxies.  If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the annual meeting. A stockholder who has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be. Additionally, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary, 2325 Orchard Parkway, San Jose, California 95131) a later dated written notice of revocation or duly executed proxy, in each case at or before the taking of the vote at the annual meeting, or by attending the meeting and voting in person.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services. We have engaged Innisfree M&A Incorporated to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services will not be material.

Stockholder Proposals to Be Presented at Next Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in Atmel’s proxy materials.  Stockholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 2325 Orchard Parkway, San Jose, California 95131, Attn: Secretary. To be eligible for inclusion, stockholder proposals must be received no later than December 16, 2008, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before Atmel’s annual meetings.  Our bylaws also establish an advance notice procedure for stockholders who wish to present certain matters, including nominations of persons for election to the Board and stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. Stockholder proposals, including the nomination of a person for election to the Board, may not be brought before the meeting unless, among other things: (1) the proposal contains certain information specified in the bylaws, and (2) the proposal is received by us not less than 120 days before the one year anniversary on which Atmel first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which will be December 16, 2008 for the next Annual Meeting; provided, however, that in the event that we did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by the stockholder is no later than the close of business on the later of: (1) 120 days prior to the meeting and (2) 10 days after public announcement of the meeting date. A copy of the full text of these bylaw provisions may be obtained by writing to our Secretary at the address above. In addition to the above requirements, the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement can be found under Rule 14a-8 under the Exchange Act.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth in “Corporate Governance — Director Candidates.”

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 14, 2008.

The proxy statement and annual report to stockholders are available at http://ww3.ics.adp.com/streetlink/atml.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Atmel’s bylaws currently set the number of directors at nine (9). T. Peter Thomas and Dr. Chaiho Kim have each informed the Board of Directors that they will not seek re-election to the Board of Directors. Accordingly, a board of seven (7) directors is to be elected at the meeting, all of whom have been recommended for nomination by the members of the Corporate Governance and Nominating Committee of the Board. Atmel’s bylaws have been amended, effective immediately prior to the 2008 Annual Meeting, to reduce the size of the Board of Directors to seven (7). Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently our directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. There are no family relationships among any of our directors, director nominees or executive officers.

In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any additional nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

On February 15, 2008, the Board appointed Charles Carinalli to the Board to fill the vacancy left when Pierre Fougere retired as a director of Atmel. On April 9, 2008, the Board amended the bylaws to increase the size of the Board from eight (8) to nine (9) members and appointed Dr. Edward Ross to the Board. The Corporate Governance and Nominating Committee conducted a thorough search process to identify director candidates for these positions. As part of that process, the Corporate Governance and Nominating Committee retained executive search experts Heidrick & Struggles to assist it in seeking and evaluating candidates for nomination to the Board. After evaluating and interviewing candidates, the members of the Corporate Governance and Nominating Committee recommended Mr. Carinalli and Dr. Ross for nomination to the Board. Mr. Carinalli and Dr. Ross were each initially suggested as candidates by a non-management director.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the nominees listed below.

Information About Nominees

The name, age and principal occupation of each nominee as of February 29, 2008 are set forth in the table below:

			Director
Name of Nominee	Age	Position	Since

Steven Laub	49	President and Chief Executive Officer, Atmel Corporation and Director	2006
Tsung-Ching Wu	57	Executive Vice President, Office of the President, Atmel Corporation and Director	1985
David Sugishita	60	Director and Non-executive Chairman of the Board	2004
Papken Der Torossian	69	Director	2007
Jack L. Saltich	64	Director	2007
Charles Carinalli	59	Director	2008
Dr. Edward Ross	66	Director	2008

Steven Laub, Atmel’s President and Chief Executive Officer, has served as a director of Atmel since February 2006. Mr. Laub was from 2005 to August 2006 a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. From November 2004 to January 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Prior to that time, Mr. Laub spent 13 years in executive positions (including President, Chief Operating Officer and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Mr. Laub was a vice president and partner at Bain and Company, a global strategic consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (B.A.) and a degree from Harvard Law School (J.D.).

Tsung-Ching Wu has served as a director since January 1985, as Vice President, Technology from January 1986 to January 1996, as Executive Vice President and General Manager from January 1996 to 2001 and as Executive Vice President, Office of the President since 2001. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).

David Sugishita has served as the Non-executive Chairman of Atmel since August 2006 and as a director of Atmel since February 2004. He has been the non-executive Chairman of the Board since August 2006 and is Chairman of both the Audit Committee as well as the Corporate Governance and Nominating Committee. He also serves as a Director and Chairman of the Audit Committee for Ditech Networks as well as a Director for Micro Component Technology. Since 2000, Mr. Sugishita has taken various short-term assignments including EVP of Special Projects at Peregrine Systems from December 2003 to July 2004 and EVP/CFO at SONICblue, Inc. from

January 2002 to April 2002. Prior to 2000, Mr. Sugishita held various senior financial management positions at Synopsys (SVP/CFO) from 1997 to 2000; Actel (SVP/CFO) from 1995 to 1997; Micro Component Technology (SVP/CFO) from 1994 to 1995; Applied Materials (VP/Corporate Controller) from 1991 to 1994; and National Semiconductor (VP/Finance) from 1978 to 1991. Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and Santa Clara University (M.B.A.).

Papken Der Torossian has served as a director of Atmel since July 2007. He has been the Chairman of Vistec Semiconductor Systems, Inc. since September 2005 and the Managing Director of Crest Enterprise LLC since September 1997. Mr. Der Torossian served as Chairman of the Board of Therma Wave, Inc. from March 2003 until May 2007, when the company was sold to KLA-Tencor. From 1984 to May 2001 Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a number of management positions. Mr. Der Torossian currently serves as a director of Parker Vision. Mr. Der Torossian was formerly on the board of directors of the Silicon Valley Manufacturing Group (SVMG) and on the board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. He also serves as a director for several privately held companies. Mr. Der Torossian holds a B.S.M.E. degree from MIT and an M.S.M.E. degree from Stanford University.

Jack L. Saltich has served as a director of Atmel since July 2007. He has been the Chairman and interim Chief Executive Officer of Vitex Systems, Inc., a private technology company, since January 2006. From July 1999 to August 2005, Mr. Saltich served as the President, Chief Executive Officer and a Director of Three-Five Systems, Inc., a manufacturer of display systems and provider of electronic manufacturing services. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999, Mr. Saltich served as Vice President of Advanced Micro Devices, where his last position was General Manager of AMD’s European Center in Dresden, Germany. From 1991 to 1993 Mr. Saltich served as Executive Vice President for Applied Micro Circuits Company, a company servicing the high speed telecommunications market. From 1988 to 1991 he was Vice President at VLSI Technology, a semiconductor company. From 1971 to 1988, Mr. Saltich served in a number of capacities with Motorola, Inc. Mr. Saltich currently serves as a member of the board of directors of Leadis Technology, Inc., Immersion Corporation, Ramtron International Corporation, InPlay Technologies, and Vitex Systems Inc., a private company. Mr. Saltich also serves on the Technical Advisory Board of DuPont Electronic Materials Business and the Manufacturing Advisory Board for Cypress Semiconductor. Mr. Saltich received both B.S. and masters degrees in electrical engineering from the University of Illinois. In 2002, he received a distinguished alumni award from the University of Illinois.

Charles Carinalli has served as a director of Atmel since February 2008. He has been a Principal of Carinalli Ventures since January 2002. From July 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan Corporation, a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli also serves as a director of Extreme Networks and Fairchild Semiconductor, as well as several privately held companies. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.

Dr. Edward Ross has served as a director of Atmel since April 2008. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross is a director of California Micro Devices Corporation and Volterra Semiconductor, Inc. Dr. Ross holds a B.S.E.E. from Drexel University and an M.S.E.E., M.A. and Ph.D. from Princeton University.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board.

PROPOSAL TWO

APPROVAL OF THE AMENDMENTS OF THE COMPANY’S 2005 STOCK PLAN

We are asking our stockholders to approve amendments to our 2005 Stock Plan (the “2005 Plan”) so that we can continue to use the 2005 Plan to achieve the Company’s goals. The Board has approved the amendments, subject to approval from our stockholders at the Annual Meeting. Approval of the amendments requires the affirmative vote of a majority of the votes cast. If the stockholders approve the amendments, it will amend the current version of the 2005 Plan. Otherwise, the current version of the 2005 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

Changes Being Made to the 2005 Plan

We are soliciting stockholder approval to amend the 2005 Plan to:

•	increase the number of shares of Atmel Common Stock reserved for issuance thereunder by 58,000,000 shares;

•	require that any shares subject to restricted stock, restricted stock units, and stock purchase rights granted on or after May 14, 2008 will be counted against the numerical limits in Section 3 of the 2005 Plan as one and 78/100 (1.78) shares for every one (1) share subject thereto; further, the amendments require that if shares acquired pursuant to any restricted stock, restricted stock units, and stock purchase rights granted on or after May 14, 2008 are forfeited or repurchased by the Company and would otherwise return to the 2005 Plan pursuant to Section 3 of the 2005 Plan, one and 78/100 (1.78) times the number of shares so forfeited or repurchased will return to the 2005 Plan and will again become available for issuance; and

•	increase the number of shares underlying options, stock purchase rights, stock appreciation rights and restricted stock units that may be granted to any participant in any fiscal year from 1,500,000 to 5,000,000, and increase the number of additional shares underlying options, stock purchase rights, stock appreciation rights and restricted stock units that may be granted in connection with a participant’s initial service with the Company from 1,500,000 to 5,000,000.

For your information, our Board of Directors recently approved the following amendments to the 2005 Plan, which do not require stockholder approval:

•	options and stock appreciation rights granted on or after April 9, 2008 may not have a term of longer than ten (10) years from the date of grant;

•	nonstatutory stock options granted on or after April 9, 2008 may not have a per share exercise price less than 100% of the Fair Market Value per share on the date of grant, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction; and

•	language in the 2005 Plan regarding the exercise of stock appreciation rights has been clarified.

As of March 31, 2008, the 2005 Plan had 4,818,468 shares available for future awards, which will increase to 62,818,468 shares available for future awards if the proposed amendments are approved by the stockholders. Without stockholder approval of these amendments, our ability to attract and retain the individuals necessary to increase long-term stockholder value will be limited. The 2005 Plan, as amended and restated in the form to be approved at the Annual Meeting, is set forth in its entirety as Appendix A to this Proxy Statement.

We believe that the approval of the amendments to the 2005 Plan is important to our continued success. Because the 2005 Plan is designed to assist us in recruiting, retaining and motivating talented employees who help us achieve our business goals, including creating long-term value for stockholders, not permitting an increase in the number of shares reserved for issuance will mean that the 2005 Plan’s goals are more difficult to meet.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the amendments to the 2005 Plan described above.

Description of the 2005 Plan

The following summary of the principal features of the 2005 Plan, as amended and restated in the form to be approved at the Annual Meeting, and its operation is qualified in its entirety by reference to the complete text of the 2005 Plan, as amended and restated in the form to be approved at the Annual Meeting, set forth on Appendix A.

Background and Purpose of the 2005 Plan.  The 2005 Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) nonstatutory stock options, (3) stock purchase rights, (4) stock appreciation rights, and (5) restricted stock units (individually, an “Award”). The 2005 Plan is intended to attract, motivate, and retain (A) employees of Atmel and its affiliates, (B) consultants, if needed to provide significant services to Atmel and its affiliates, and (C) outside directors of Atmel. The 2005 Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Atmel’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the 2005 Plan.  The 2005 Plan is administered by the Board of Directors or a committee (the “Committee”) appointed by the Board (the “Administrator”). A Committee generally consists of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Atmel is entitled to a federal tax deduction for certain performance-based compensation paid under the 2005 Plan).

Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards. The Administrator may delegate any part of its authority and powers under the 2005 Plan to one or more directors and/or officers of Atmel; provided, however, the Administrator generally may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify. In October 2007 and February 2008, the Board delegated authority to our Chief Executive Officer to grant options and restricted stock units to certain non-executive employees under specific circumstances, including prior review and approval from the vice president of human resources (or a delegate) and subsequent review from the chief legal officer (or a delegate). Copies of approvals pursuant to this delegation of authority are to be provided to the Compensation Committee on at least a quarterly basis.

The 2005 Plan became effective May 13, 2005. The maximum number of shares that may be awarded and sold under the 2005 Plan is currently 56,000,000 shares, which will increase to 114,000,000 if the proposed amendments are approved by the stockholders. As of March 31, 2008, the 2005 Plan currently has 4,818,468 shares available for future awards, which will increase to 62,818,468 shares available for future awards if the proposed amendments are approved by the stockholders. If the proposed amendments to the 2005 Plan are approved by the stockholders, any shares subject to restricted stock, restricted stock units, and stock purchase rights granted on or after May 14, 2008 will be counted against the 114,000,000 shares that may be awarded and sold under the 2005 Plan as one and 78/100 (1.78) shares for every one (1) share subject thereto.

As is the case currently, if an Award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2005 Plan. If the proposed amendments to the 2005 Plan are approved by the stockholders, for each share acquired pursuant to any restricted stock, restricted stock units, and stock purchase rights granted on or after May 14, 2008 that is forfeited or repurchased by the Company or otherwise returned to the 2005 Plan, one and 78/100 (1.78) times shares will return to the 2005 Plan and will again become available for issuance.

Eligibility to Receive Awards.  The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options.  A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the 2005 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Atmel, to more favorable tax treatment). Each option Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The Administrator will determine the number of shares covered by each option, but during any fiscal year of Atmel, no participant may be granted options (and/or other Awards) covering more than 1,500,000 shares (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders), unless in connection with the participant’s initial year of service, in which case such participant may be granted options to purchase up to an additional 1,500,000 shares (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders).

The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries. With respect to each participant, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by such participant during any calendar year also may not exceed $100,000 (any excess to be considered nonstatutory stock options).

Options become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration may not be later than ten years after the grant date or such shorter term as provided in an Award agreement. In addition, if a participant who, at the time an incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries, the expiration term is five years from the date of grant or such shorter term as provided in the Award agreement.

After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time determined by the Administrator and stated in the Award agreement. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the Award agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the participant’s estate, beneficiary designated in accordance with the Administrator’s requirements or the person who acquires the right to exercise the option by bequest or inheritance, may exercise the option, to the extent the option was vested on the date of termination, within twelve months from the date of such termination.

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Administrator also may permit payment through the tender of shares that are already owned by the participant, or by any other means that the Administrator determines to be consistent with the purpose of the 2005 Plan. At the time of exercise, a participant must pay any taxes that Atmel is required to withhold.

Stock Purchase Rights.  Shares acquired pursuant to a grant of stock purchase rights under the 2005 Plan are restricted stock. Restricted stock will vest in accordance with the terms and conditions established by the Administrator. The Administrator determines the number of shares of restricted stock granted to any participant, but during any fiscal year of Atmel, no participant may be granted more than 1,500,000 shares of restricted stock (and/or other Awards) (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders) unless in connection with the participant’s initial year of service, in which case such participant may be granted restricted stock (and/or other Awards) up to an additional 1,500,000 shares (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders).

In determining whether a grant of stock purchase rights should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. Each stock purchase rights Award is evidenced by an Award agreement specifying the terms and conditions of the Award. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares upon which the dividend or distribution was paid.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) are Awards that grant the participant the right to receive an amount (in the form of cash, shares of equal value, or a combination thereof, as determined by the Administrator) equal to (1) the number of shares exercised, times (2) the amount by which Atmel’s stock price exceeds the exercise price. Each stock appreciation right Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The exercise price is set by the Administrator but cannot be less than 100% of the fair market value of the covered shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Administrator. SARs expire under the same rules that apply to options and are subject to the same per-person limits (1,500,000 covered shares for SARs and/or other Awards in any fiscal year, increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders, unless in connection with the participant’s initial year of service, in which case such participant may be granted SARs covering up to an additional 1,500,000 shares, increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders).

Restricted Stock Units.  Restricted Stock units are Awards that result in a payment to a participant (in the form of cash, shares of equal value, or a combination thereof, as determined by the Administrator) only if performance goals and/or other vesting criteria established by the Administrator are achieved or the Awards otherwise vest. Each restricted stock units Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The applicable performance goals or vesting criteria (which may be based solely on continued service to Atmel and its affiliates) will be determined by the Administrator, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information). Pursuant to the 2005 Plan, the performance period related to restricted stock units with performance goals shall not be less than one (1) year, and the performance period related to restricted stock units with time-based vesting provisions shall not be less than three (3) years; provided, however, that up to five percent (5%) of the shares currently authorized for grant under the 2005 Plan may be subject to restricted stock units without such limits on the length of the performance period.

During any fiscal year of Atmel, no participant may receive restricted stock units covering greater than 1,500,000 shares (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders) unless in connection with the participant’s initial year of service, in which case such participant may be granted restricted stock units covering up to an additional 1,500,000 shares (increasing to 5,000,000 shares if the proposed amendments are approved by the stockholders). The Administrator establishes the initial value of each restricted stock unit on the date of grant.

Performance Goals.  The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator’s discretion, one or more of the following performance goals may apply:

•	Annual Revenue.

•	Cash Flow from Operations.

•	Net Income.

•	Pro Forma Net Income.

•	Earnings per Share.

•	Return on Sales.

The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, compared against another company or companies), (3) against the performance of Atmel as a whole or a segment of Atmel, and/or (4) on a pre-tax or after-tax basis.

By granting Awards that vest upon achievement of performance goals, the Administrator may be able to preserve Atmel’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Atmel’s ability to deduct annual compensation paid to Atmel’s Chief Executive Officer or any other of Atmel’s four most highly compensated executive officers to $1,000,000 per individual. However, Atmel can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Atmel to receive a federal income tax deduction in connection with such Awards.

Limited Transferability of Awards.  Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award to an individual or entity. Any transfer shall be made in accordance with procedures established by the Administrator.

Awards to be Granted to Certain Individuals and Groups.  The number of Awards (if any) that an employee, consultant, or director may receive under the 2005 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Information regarding the Awards that were made to our named executive officers and directors under the 2005 Plan since January 1, 2007 is available in the section entitled “Executive Compensation” below. Atmel’s executive officers and directors are eligible for Awards under the 2005 Plan and therefore have an interest in this proposal.

Adjustments upon Changes in Capitalization.  If Atmel experiences a stock dividend, reorganization, or other change in capital structure affecting the shares, the number of shares available for issuance under the 2005 Plan, the outstanding Awards, and the per-person limits on Awards, shall be proportionately adjusted to reflect the stock dividend or other change.

Adjustments upon Liquidation or Dissolution.  In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

Adjustments upon Merger or Change in Control.  The 2005 Plan provides that in the event of a merger with or into another corporation or a sale of all or substantially all of Atmel’s assets, the successor corporation will assume or substitute an equivalent Award for each outstanding Award. Unless determined otherwise by the Administrator, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to fifteen days from the date of notice to the optionee. The option or stock appreciation right will terminate at the end of such period. Unless determined otherwise by the Administrator, any restricted stock or restricted stock units not assumed or substituted for will be fully vested as to all of the shares subject to the Award, including shares which would not otherwise be vested.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Atmel of Awards granted under the 2005 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options and Stock Appreciation Rights.  No taxable income is recognized when a nonstatutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss.

Incentive Stock Options.  No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Purchase Rights and Restricted Stock Units.  A participant generally will not have taxable income upon grant of stock purchase rights or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For stock purchase rights only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for Atmel.  Atmel generally will be entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). As discussed above, special rules limit the deductibility of compensation paid to Atmel’s Chief Executive Officer and to each of the next four most highly compensated executive officers. However, the 2005 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting Atmel to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATMEL CORPORATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2005 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Amendment and Termination of the 2005 Plan

The Board generally may amend or terminate the 2005 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Summary

We believe that the approval of the amendments to the 2005 Plan is important to our continued success. Because the 2005 Plan is designed to assist us in retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders, not increasing the number of shares reserved for issuance thereunder will mean that the 2005 Plan’s goals will be more difficult to meet.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2008. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 1985.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. The representatives are also expected to be available to respond to appropriate questions from the stockholders.

Ratification of Appointment of PricewaterhouseCoopers LLP

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm is not required by Atmel’s bylaws or other applicable legal requirements. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm for the year ending December 31, 2008. In the event of a negative vote on such ratification, the Audit Committee of the Board will reconsider its selection.

Fees of PricewaterhouseCoopers LLP Incurred by Atmel

The following table sets forth the fees billed for services rendered by PricewaterhouseCoopers LLP for each of our last two fiscal years.

	2007	2006

Audit fees(1)	$4,481,000	$8,993,000
Audit-related fees(2)	144,000	—
Tax fees(3)	155,000	62,500
All other fees	—	—

Total	$4,780,000	$9,055,500

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and of our internal control over financial reporting and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees for fiscal 2006 also include approximately $3.5 million of fees relating to the restatement of our historical financial statements as a result of the findings of the Audit Committee investigation of our historical stock option grant process as discussed in Note 2, “Restatement of Consolidated Financial Statements” to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2006 and other investigations related to (a) certain proposed investments in high yield securities that were being contemplated by the Company’s former Chief Executive Officer during the period from 1999 to 2002 and bank transfers related thereto, and (b) alleged payments from certain of the Company’s customers to employees at one of the Company’s Asian subsidiaries as discussed in Note 11, “Commitments and Contingencies” to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2006.

(2)	Audit related fees represent fees for acquisition-related due diligence work performed.

(3)	Tax fees consisted of acquisition-related tax advice, fees for expatriate tax services, fees for international tax planning services and other tax compliance advice.

Audit Committee Pre-Approval Policy

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a de minimis exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the audit-related or non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

CORPORATE GOVERNANCE

Atmel’s current corporate governance practices and policies are designed to promote stockholder value and Atmel is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at www.atmel.com/ir/governance.asp.

Corporate Governance Principles

In March 2007, our Board adopted Corporate Governance Principles, which set forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Principles also provide for majority voting in director elections, except for contested elections; separate the roles of Chairman and Chief Executive Officer; require directors to offer to resign upon a material change in their employment, subject to the Board’s acceptance; and limit the number of public company boards on which directors may serve. You can access our Corporate Governance Principles on our web site at www.atmel.com/ir/governance.asp.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Standards of Business Conduct, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with listing standards of the NASDAQ Stock Market LLC (“Nasdaq”).

Our Standards of Business Conduct are designed to promote honest and ethical conduct and the compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Standards of Business Conduct are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of our Standards of Business Conduct can be accessed on our web site at www.atmel.com/ir/governance.asp. We intend to disclose future amendments to certain provisions of our Standards of Business Conduct, or waivers of such provisions granted to directors and executive officers, on our web site in accordance with applicable SEC and Nasdaq requirements.

Independence of Directors

The Board has determined that each of the following directors, constituting a majority of the Board, is “independent” within the meaning of the Nasdaq’s listing standards:

     T. Peter Thomas
     Dr. Chaiho Kim
     David Sugishita
     Papken Der Torossian
     Jack L. Saltich
     Charles Carinalli
     Dr. Edward Ross

Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Meetings and Committees

All directors are expected to attend each meeting of the Board and the committees on which he or she serves. All directors are also encouraged, but not required, to attend our Annual Meeting of Stockholders. Each director and director nominee at the time, other than Pierre Fougere, attended the 2007 Annual Meeting of Stockholders. During the fiscal year ended December 31, 2007, the Board held 14 meetings.

The Board has the following standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year (held during the periods that he served).

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Sugishita, Kim, Saltich and Thomas. The Board has determined that (1) each of the current members of the Audit Committee is “independent” within the meaning of the Nasdaq listing standards and within the meaning of the rules of the Exchange Act and (2) David Sugishita meets the requirements of an audit committee financial expert in accordance with SEC rules. The Audit Committee held 24 meetings during 2007 at which, among other things, it discussed Atmel’s financial results and regulatory developments and Atmel’s response to such regulatory developments with Atmel’s independent registered public accounting firm. In addition, in 2007, the Audit Committee has met numerous times to discuss and oversee (a) the investigation into the misuse of corporate travel funds, (b) the timing of past stock option grants and other potentially related issues, (c) certain proposed investments in high yield securities that were being contemplated by Atmel’s former Chief Executive Officer during the period from 1999 to 2002 and bank transfers related thereto, and (d) alleged payments from certain of Atmel’s customers to employees at one of Atmel’s Asian subsidiaries. The duties of the Audit Committee are to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of Atmel’s independent registered public accounting firm, the organization and performance of Atmel’s internal audit function,and Atmel’s internal accounting and financial controls. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, reviews the reports of Atmel’s management, internal audit and independent registered public accounting firm concerning Atmel’s internal accounting and financial controls, appoints, determines the compensation of and oversees the work of Atmel’s independent registered public accounting firm, and reviews and approves the scope of the annual audit. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all of Atmel’s books, records, facilities and personnel and the power to retain outside counsel, auditors or other experts for this purpose. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace Atmel’s independent registered public accounting firm. The charter of the Audit Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

See “Report of the Audit Committee” below for more information regarding the functions of the Audit Committee.

Corporate Governance and Nominating Committee

We have a separately-designated standing Corporate Governance and Nominating Committee that currently consists of Messrs. Sugishita, Kim, Thomas and Der Torossian. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee develops principles of corporate governance and recommends changes to the Board as necessary. The Committee also reviews governance-related stockholder proposals and makes recommendations to the Board for action on such proposals. For additional information see “Director Candidates” below. The Corporate Governance and Nominating Committee makes recommendations to the Board regarding the composition and size of the Board. The Committee also establishes procedures for the submission of candidates for election to the Board, establishes procedures for identifying and evaluating candidates for director and determines the relevant criteria for Board membership. The Corporate Governance and Nominating Committee held 2 meetings during 2007. The charter of the Corporate Governance and Nominating Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

Compensation Committee

We have a separately-designated standing Compensation Committee. The Compensation Committee currently consists of Messrs. Saltich, Der Torossian, Sugishita and Thomas. Our Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee reviews and approves Atmel’s executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our incentive stock plans. See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” below for a description of Atmel’s processes and procedures for the consideration and determination of executive compensation. The Compensation Committee held 14 meetings during 2007. The charter of the Compensation Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

The Compensation Committee Report is included below in “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the following directors (or former directors) have at one time been members of Atmel’s Compensation Committee: Messrs. Saltich, Der Torossian, Fougere, Sugishita and Thomas. No interlocking relationships exist between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was as of the time of his service on the Compensation Committee a present or former officer or employee of Atmel or its subsidiaries, other than Mr. Sugishita, who since August 2006 has served as non-executive Chairman of the Board.

Director Candidates

Atmel’s bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board. Please refer to Section 2.2(c) of our bylaws for a description of the process for nominating directors. It is the Corporate Governance and Nominating Committee’s policy to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on the Board. A stockholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Atmel Corporate Governance and Nominating Committee, c/o Secretary, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. The Corporate Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending stockholder has consented in writing to public disclosure of such stockholder’s name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending stockholder believes supports such candidacy (keeping in mind the criteria discussed below that the Corporate Governance and Nominating Committee considers when making recommendations for nomination to the Board).

The Corporate Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Committee through professional search firms, stockholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by stockholders (and properly submitted, as discussed below) are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates. Although the Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Committee does review numerous criteria before recommending a candidate. Such criteria include: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like.

On February 15, 2008, the Board appointed Charles Carinalli to the Board to fill the vacancy left when Pierre Fougere retired as a director of Atmel. On April 9, 2008, the Board amended the bylaws to increase the size of the Board from eight (8) to nine (9) members and appointed Dr. Edward Ross to the Board. The Corporate Governance and Nominating Committee conducted a thorough search process to identify director candidates for these positions. As part of that process, the Corporate Governance and Nominating Committee retained executive search experts Heidrick & Struggles to assist it in seeking and evaluating candidates for nomination to the Board. After evaluating and interviewing candidates, the members of the Corporate Governance and Nominating Committee recommended Mr. Carinalli and Dr. Ross for nomination to the Board. Mr. Carinalli and Dr. Ross were each initially suggested as candidates by a non-management director.

Communications from Stockholders

Stockholders may communicate with the Board by submitting either an e-mail to bod@atmel.com or written communication addressed to the Board (or specific board member) c/o Secretary, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director. The Chairman of the Corporate Governance and Nominating Committee will, with the assistance of our Chief Legal Officer, (1) review all communications to the Board, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications. Communications relating to corporate governance and long-term corporate strategy are more likely to be deemed “substantive” and therefore forwarded on to the Board than communications relating to personal grievances or matters as to which we receive repetitive and duplicative communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Atmel’s compensation program for its executive officers is generally intended to meet the following objectives: (1) attract, retain, motivate and reward superior executive talent, which is key to the business success of the Company, with above average compensation; (2) link total rewards with the achievement of Atmel’s strategic objectives (financial and non-financial) and individual performance goals; and (3) align the interests and objectives of Atmel’s executives with the interests of our stockholders. To meet these objectives, Atmel has adopted the following overriding policies:

•	Pay competitive total compensation; and

•	Reward performance by:

•	setting challenging goals for our executive officers and providing a short-term incentive through an annual bonus plan that is based upon achievement of these goals; and

•	providing long-term incentives in the form of stock options and restricted stock units, in order to reward and retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our executive officers with those of our stockholders.

The Compensation Committee determines the compensation for all of Atmel’s executive officers and uses the above policies to guide it in assessing the proper allocation among the following elements of compensation: base salary, annual bonus, and equity compensation. The Compensation Committee reviews these three primary elements that comprise Atmel’s compensation program for its executive officers on an annual basis.

The Compensation Committee does not target specific competitive levels of pay for individual executives; rather, in determining levels of compensation for individual executives, the Compensation Committee takes into consideration a number of factors, including the following:

•	Atmel’s performance against financial goals, including profitability and revenue;

•	individual executive performance, experience and qualifications;

•	the scope of the executive’s role;

•	competitive pay practices and prevailing market conditions; and

•	internal pay consistency.

Based on its assessment of these factors, pay levels for individual executives may vary significantly from general practices among our Peer Companies and Survey Data.

Throughout this Compensation Discussion and Analysis, each individual who served as the Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Role of Compensation Committee

Atmel’s executive compensation program is overseen and administered by the Compensation Committee. The Compensation Committee currently consists of Messrs. Saltich, Der Torossian, Sugishita and Thomas. Each of these individuals qualifies as (i) an “independent director” under the Nasdaq listing standards, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee reviews and approves our executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our stock incentive plans. The Compensation Committee held 14 meetings during 2007. The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.atmel.com/ir/governance.asp.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with Atmel’s President and Chief Executive Officer, Mr. Laub, and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Compensation Committee on the base salary, bonus targets and equity compensation for the executive team and other employees; however, individual executive officers do not propose or seek approval for their own compensation. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

Mr. Laub attends some of the Compensation Committee’s meetings, but the Compensation Committee also holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Laub’s compensation package with him, but makes decisions with respect to Mr. Laub’s compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to a subcommittee. The Compensation Committee has not delegated any of its authority with respect to any material component of the compensation of executive officers of Atmel. In October 2007 and February 2008, the Board delegated authority to our Chief Executive Officer to grant options and restricted stock units to certain non-executive employees under specific circumstances, including prior review and approval from the vice president of human resources (or a delegate) and subsequent review from the chief legal officer (or a delegate). Copies of approvals pursuant to this delegation of authority are to be provided to the Compensation Committee on at least a quarterly basis.

Role of Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so. During 2007, the Compensation Committee retained Compensia, Inc. (“Compensia”) to advise the Compensation Committee on executive compensation matters, including benchmarking against Atmel’s peers, consulting with respect to salary, bonus and equity compensation of executive officers and consulting with respect to compensation-related terms of employment agreements of executive officers. Compensia serves at the discretion of the Compensation Committee. In 2007, Compensia also advised Atmel’s Corporate Governance and Nominating Committee with respect to the compensation of Atmel’s Board of Directors. Although Compensia worked with management in carrying out its duties for the Compensation Committee and the Corporate Governance and Nominating Committee, Compensia did not provide services directly to Atmel’s management in 2007.

In analyzing our executive compensation program for fiscal 2007, Compensia used data from a group of peer companies in the semiconductor industry, other peer companies in the high-tech industry (collectively, the “Peer Companies”) and multiple data points of companies represented in executive compensation surveys (“Survey Data”). The Peer Companies were selected on the basis of their fiscal and business similarities to Atmel and were approved by the Compensation Committee. The Survey Data was comprised primarily of San Francisco Bay Area technology companies with annual revenues between $1 billion and $3 billion. Peer Companies were:

•	Altera

•	Analog Devices

•	Autodesk

•	Broadcom Corporation

•	Cadence Design Systems

•	Cypress Semiconductor

•	Fairchild Semiconductor International

•	International Rectifier Corporation

•	Juniper Networks

•	Linear Technology

•	LSI Logic

•	Marvell Technology Group

•	Maxim Integrated Products

•	Microchip Technology

•	National Semiconductor

•	NVIDIA Corporation

•	ON Semiconductor

•	Palm

•	Spansion

•	Synopsys

•	Verisign

•	Vishay Intertechnology

•	Xilinx

Elements of Compensation

There are three primary elements that comprise Atmel’s compensation program: (i) base salary; (ii) annual bonuses; and (iii) long-term incentives through equity awards. Each of these elements is considered a primary element of compensation because each is considered useful and necessary to meet one or more of the principal objectives of our compensation policies. For instance, base salary and bonus target percentage are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business and individual objectives and attracting, motivating, rewarding and retaining key talent. Atmel believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

The following secondary elements supplement Atmel’s compensation program: (i) deferred compensation benefits; (ii) retirement benefits provided under a 401(k) plan or as typically provided in the country where our executive officers reside; and (iii) generally available benefit programs, such as welfare benefits. The above are considered secondary elements of Atmel’s compensation program because they typically comprise a relatively small percentage of the total compensation of our executive officers and are generally set at levels such that they would not constitute a strong factor in attracting or retaining our executive officers. With the exception of Mr. Laub, or pursuant to the statutory requirements of the countries in which our executive officers are employed, Atmel does not currently provide its executive officers with severance or other payments following, or in connection with, any termination or change-in-control. Mr. Laub’s agreement is discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

The Compensation Committee reviews our executive compensation program on an annual basis, including each of the above elements, other than deferred compensation and retirement benefits (which are reviewed from time to time to ensure that benefit levels remain competitive, but are not included in the annual determination of an executive’s compensation package). In setting compensation levels for a particular executive, the Compensation Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the factors listed above in “Overview of Compensation Program and Philosophy.”

Base Salary, Bonuses and Equity Awards — Overview

Atmel makes base salaries and bonuses a significant portion of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Bonuses also are paid in order to incentivize and reward the executives for achieving individual goals and the goals of Atmel. The Compensation Committee determines each executive officer’s target total annual cash compensation (salary and bonuses) on a yearly basis. The Compensation Committee also grants equity compensation to executive officers in order to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value.

Base Salary

In fiscal 2007, with the consultation services of Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee increased the base salaries of each of Atmel’s named executive officers. These increases range from 3.6% to 13.7% of the named executive officer’s previous base salaries.

	Previous	Newly Approved	Percentage
Name and Title	Base Salary	Base Salary	Increase (%)

Steven Laub, President and Chief Executive Officer	$700,000	$725,000	3.6%
Robert Avery, Vice President Finance and Chief Financial Officer	$350,000	$375,000	7.1%
Robert McConnell, Vice President and General Manager, RF and Automotive Segment	$325,000	$356,000	9.5%
Bernard Pruniaux, Vice President and General Manager, ASIC Segment	$320,000	$363,800	13.7%
Tsung-Ching Wu, Executive Vice President, Office of the President	$475,000	$492,000	3.6%

Bonuses

Payment of bonus amounts, and therefore total cash compensation, depends on the achievement of specified performance goals (company-wide, business unit and individual). Such bonus amounts were determined based on the objectives set forth below and compared to objectives reviewed by the Compensation Committee in early 2007.

Executive Bonus Plan.  With the consultation services of Compensia, the Compensation Committee adopted an executive bonus plan for fiscal year 2007 (the “2007 Bonus Plan”). The 2007 Bonus Plan is a cash incentive program designed to motivate participants to achieve Atmel’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of Atmel’s executive officers were eligible to participate in the 2007 Bonus Plan. Target bonuses ranged from 50% to 115% of an executive’s base salary, and the amount of the bonus actually paid to an executive officer was based on the achievement of (i) certain Company performance objectives tied to Atmel’s annual revenue and non-GAAP operating profit, (ii) certain individual performance objectives approved by the Compensation Committee, and (iii) for some executive officers, certain business unit objectives tied to the business unit’s annual revenue and non-GAAP operating profit, or certain objectives tied to sales region billings. Non-GAAP operating profit figures exclude the effect of stock-based compensation expense, restructuring and asset impairment charges, and certain legal and accounting expenses. The 2007 Bonus Plan also provided for increases in an executive officer’s bonus depending on (a) Atmel meeting both its annual revenue and non-GAAP operating profit objectives, and in addition meeting or exceeding certain higher thresholds for the Company, business unit performance and/or sales region billing objectives applicable to the executive officer, or (b) the executive officer’s performance relative to his individual performance objectives. Total payouts under the executive bonus plan could range from zero to 200% of target.

For fiscal 2007, the Compensation Committee determined that it would be appropriate to choose different performance measures for different executives as follows:

•	For Mr. Laub, the Compensation Committee chose two primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 37.5% each); and (2) individual performance objectives (weighted at 25%), which included leadership, recruitment and retention of senior executives, success in building and maintaining a rapport and increasing credibility with Atmel’s stockholders and analysts, and progress in the implementation of corporate initiatives and strategic, restructuring and operational plans.

•	For corporate executives that were not business unit heads, the Compensation Committee chose two primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 37.5% each); and (2) individual performance objectives (weighted at 25%), which included strategic, restructuring, operational, human resources and teamwork oriented objectives.

•	For executives that were business unit heads, the Compensation Committee chose three primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 18.75% each); (2) the business unit’s financial objectives, which consisted of the business unit’s revenue and non-GAAP operating profit percentage (weighted at 18.75% each); and (3) individual performance objectives (weighted at 25%), which included strategic, restructuring, operational, human resources and teamwork oriented objectives.

•	For sales executives, the Compensation Committee chose three primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 18.75% each); (2) sales region billings (weighted at 37.5%); and (3) individual performance objectives (weighted at 25%), which included strategic, operational, human resources and teamwork oriented objectives.

Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit, were set at levels that required the Company’s best level of performance since the beginning of fiscal 2001, excluding the effect of stock-based compensation expense, restructuring and asset impairment charges, and certain legal and accounting expenses. The Compensation Committee retained discretion to reduce or increase the bonus that would otherwise be payable based on actual performance.

We issued our audited financial statements for fiscal year 2007 on February 29, 2008. On April 9, 2008, the Compensation Committee reviewed the Company’s audited fiscal 2007 financial results and the individual performance of the executives and, based upon such performance as measured against the performance measures specified in the 2007 Bonus Plan, the Committee approved cash bonus awards for the Company’s executive officers. Approved awards for the named executive officers are listed below:

Fiscal 2007
Name and Title	Cash Bonus Awards

Steven Laub, President and Chief Executive Officer	$968,333
Robert Avery, Vice President Finance and Chief Financial Officer	$291,493
Robert McConnell, Vice President and General Manager, RF and Automotive Segment	$215,732
Bernard Pruniaux, Vice President and General Manager, ASIC Segment	$180,936
Tsung-Ching Wu, Executive Vice President, Office of the President	$428,563

Long-Term Incentive Compensation

Atmel provides long-term incentive compensation through awards of stock options and restricted stock units that generally vest over multiple years. Atmel’s equity compensation program is intended to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value. The equity compensation program also is designed to encourage our executive officers to remain employed with Atmel despite a very competitive labor market.

Equity-based incentives are granted to our executive officers under Atmel’s stockholder-approved 2005 Stock Plan. The Compensation Committee has granted equity awards at its scheduled meetings or by unanimous written consent. Grants approved during scheduled meetings became effective and were priced as of the date of approval, and grants approved by unanimous written consent became effective and were priced as of the date the last signature was obtained or as of a predetermined future date. On October 19, 2007, the Board approved a new policy for grants of equity awards. Under the new policy, grants approved during scheduled meetings or by unanimous written consent effective upon the date the last signature is obtained, are priced (the “Pricing Date”) with respect to options, on the 15th of the month on or after the approval date, or the next trading day if the market is not open on the 15th of the month (for example, stock options approved between October 16 and November 15 would have a Pricing Date of November 15), and with respect to restricted stock units, are effective (the “Effective Date”) on the 15th of the middle month of the calendar quarter in which the approval date occurs (for example, RSUs with an approval date between January 1 and March 31 would have an Effective Date of February 15). All options have a per share exercise price equal to the fair market value of Atmel’s common stock on the Pricing Date. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Atmel common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of Atmel’s stock following a grant may be attenuated.

Our Compensation Committee regularly monitors the environment in which Atmel operates and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. Atmel grants stock options and restricted stock units because they can be effective tools for meeting Atmel’s compensation goal of increasing long-term stockholder value by tying the value of executive officer rewards to Atmel’s future stock price performance. Employees are able to profit from stock options only if Atmel’s stock price increases in value over the stock option’s exercise price. Restricted stock units also provide significant incentives tied to stock price appreciation as well as incentives for the executives to remain employed. Atmel believes the combination of options and restricted stock units that were granted provide effective incentives to executives to achieve increases in the value of Atmel’s stock.

The number of options or restricted stock units our Compensation Committee grants to each executive and the vesting schedule for each grant is determined based on the factors discussed above in “Overview of Compensation Program and Philosophy.” Existing ownership levels are not a factor in award determination because we do not want to discourage executives from holding Atmel stock. In fiscal 2007, with the consultation services of Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee granted stock options to each of Atmel’s executive officers. These grants to the named executive officers are set forth below in the table entitled “Grants of Plan-Based Awards in 2007.”

Pursuant to his employment agreement, Mr. Laub was granted (i) 1,450,000 options to purchase Atmel shares at an exercise price of $4.89, the closing price of Atmel shares on August 7, 2006, which vest at a rate of 25% of the shares subject to the option on August 7, 2007 and 1/48 of the shares vesting monthly thereafter, and (ii) 500,000 options on January 2, 2007 at an exercise price of $6.05, the most recent closing price of Atmel shares at such date, which vest at a rate of 25% of the shares subject to the option on August 7, 2007 and the remainder of the shares pro-rata monthly over the three year period beginning August 7, 2007. Pursuant to the employment agreement, the Company was also contractually obligated to issue 1,000,000 shares of restricted stock (or restricted stock units) (the “Restricted Stock”) to Mr. Laub on January 2, 2007, which would vest at a rate of 25% of the shares on August 7, 2007, and the remainder of the shares pro-rata quarterly over the three-year period beginning August 7, 2007. However, as a result of the Company not being current in its reporting obligations under the Exchange Act from August 2006 through June 2007, the Company suspended the issuance and sale of shares of its common stock pursuant to its registration statements on Forms S-8 filed with the Securities and Exchange Commission, and was unable to issue the Restricted Stock to Mr. Laub. On March 13, 2007, the Company and Mr. Laub entered into an amendment (the “Amendment”) of the employment agreement to provide that Mr. Laub is issued the Restricted Stock, or if that does not occur, to provide that Mr. Laub is compensated as if the Restricted Stock had been issued. Pursuant to the Amendment, the Company agreed to issue the Restricted Stock to Mr. Laub within 10 business days after the Company became current in its reporting obligations under the Exchange Act, but prior to August 6, 2007, subject to the same vesting schedule provided in the employment agreement. Mr. Laub was issued 1,000,000 shares of Restricted Stock on July 11, 2007, which vest at a rate of 25% of the shares vesting on August 7, 2007 and the remainder of the shares pro-rata quarterly over the three year period beginning August 7, 2007. On February 15, 2008, with the consultation services of Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee granted Mr. Laub (i) 1,000,000 options to purchase Atmel shares at an exercise price of $3.32, the closing price of Atmel shares on February 15, 2008, 12.5% of which vested and become exercisable on February 15, 2008, and 2.0833% of which will vest monthly thereafter in equal monthly installments, and (ii) 500,000 restricted stock units, 25% of which shall vest on each anniversary of August 15, 2007.

Executive Deferred Compensation Plan

The Atmel Executive Deferred Compensation Plan (the “EDCP”) is a non-qualified deferred compensation plan allowing employees earning over $100,000 to defer a portion of their salary and bonus, thereby allowing the participating employee to defer taxation on such amounts. Participants are credited with returns based on the allocation of their account balances among mutual funds. Atmel utilizes an investment advisor to control the investment of these funds and the participants remain general creditors of Atmel. Distributions from the plan commence in the quarter following a participant’s retirement or termination of employment. Atmel accounts for the EDCP in accordance with EITF No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” (“EITF No. 97-14”). In accordance with EITF No. 97-14, the liability associated with the other diversified assets is being marked to market with the offset being recorded as compensation expense, primarily selling, general and administrative expense, to the extent there is an increase in the value, or a reduction of operating expense, primarily selling, general and administrative expense, to the extent there is a decrease in value. The other diversified assets are marked to market with the offset being recorded as other income (expense), net.

The EDCP is offered to higher level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Tax Deferred Savings Plan (the “401(k) Plan”). Further, Atmel offers the EDCP as a competitive practice to enable it to attract and retain top talent. The EDCP is evaluated for competitiveness in the marketplace from time to time, but the level of benefit provided by the EDCP is not typically taken into account in determining an executive’s overall compensation package for a particular year.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

In addition to the EDCP, Atmel maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Atmel employees are eligible to receive matching contributions from Atmel that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2007 was dollar for dollar on the first $500.00 of each participant’s pretax contributions. Atmel does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than: (a) the 401(k) Plan, or (b) as required in certain countries other than the United States for legal or competitive reasons.

In fiscal 2007, the executive officers were eligible to receive health care coverage that is generally available to other Atmel employees. In addition, Atmel offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

The 401(k) Plan and other generally available benefit programs are intended to allow Atmel to remain competitive in retaining employee talent, and Atmel believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Atmel. The main objectives of Atmel’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

For certain executive officers located oversees, Atmel provides additional benefits including company-paid tax preparation services, use of a company car and corporate housing.

Atmel periodically reviews its overall benefits programs, including our 401(k) Plan.

Stock Ownership Guidelines

Pursuant to our Corporate Governance Principles, stock ownership for our directors and executive officers is encouraged, and in the case of our executive officers, will be reviewed by the Board.

Accounting and Tax Considerations

In designing its compensation programs, Atmel takes into consideration the accounting and tax effect that each element will or may have on Atmel and the executive officers and other employees as a group. Atmel generally recognizes a charge to earnings for accounting purposes over the service period.

Effective April 9, 2008, Atmel permitted Robert Avery and Rod Erin to elect to amend certain terms of their stock option grant agreements. The amendments were permitted to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, to these individuals and the Company associated with stock options (or any portion of a stock option) with an exercise price that is less than the fair market value of the stock underlying the option on the date of grant that was not vested as of December 31, 2004 (“Discount Options”). The Internal Revenue Service designed special transition rules to protect taxpayers from the adverse tax consequences described above by permitting holders of Discount Options to make an irrevocable election to specify the year in which the holder would exercise his or her Discount Options. Therefore, the Company permitted such amendments based on the findings of the Compensation Committee that the unfavorable tax consequences of Section 409A will significantly decrease the value of these individuals’ outstanding stock options and that it is in the best interests of the Company and its stockholders that the Company provide these individuals with an opportunity to mitigate the potential adverse tax consequences associated with the Discount Options.

Certain stock option grants for these individuals were amended to provide for a fixed exercise in calendar year 2009 or a subsequent year, or earlier upon separation of service or change in control.

Aggregate Number of Shares of Atmel
Common Stock Underlying Unvested
Name	Stock Options Amended

Robert Avery	15,000
Rod Erin	7,500

Atmel has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Atmel that exceeds certain limits, and that Atmel or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, Atmel structured the EDCP and structures its equity awards in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, Atmel also takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. Under Section 162(m), Atmel generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). All of the stock options granted to our executive officers are intended to qualify as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share Based Payment” (“SFAS No. 123R”). SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R superseded our previous accounting under Accounting Principle Board (“APB”) No. 25 “Accounting for Stock Issued to Employees” (“APB No. 25”) for the periods beginning in 2006. We adopted SFAS No. 123R effective January 1, 2006. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest will be recognized as expense over the requisite service periods in our Consolidated Statements of Operations.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2007 required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Jack L. Saltich (Chairman)
Papken Der Torossian
David Sugishita
T. Peter Thomas

Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2006 and 2007.

					Non-Equity	Nonqualified
			Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	Earnings ($)	($)(3)	($)

Steven Laub(4)	2007	$706,731	$2,001,042	$1,873,120	$968,333	—	$25,714	$5,574,940
President and Chief Executive Officer	2006	$255,769	—	$470,356	$395,996	—	$6,925	$1,129,046
Robert Avery	2007	$356,731	—	$317,552	$291,493	—	$19,886	$985,662
Vice President Finance and Chief Financial Officer	2006	$315,412	—	$234,102	$278,907	—	$13,655	$842,076
Robert McConnell	2007	$330,609	—	$204,340	$215,732	—	$289,357	$1,040,038
Vice President and General Manager, RF and Automotive Segment
Bernard Pruniaux(5)	2007	$355,436	—	$340,046	$180,936	$11,492	$37,507	$925,417
Vice President and General Manager, ASIC Segment	2006	$304,269	—	$225,605	$116,629	(6)	$22,653	$669,156
Tsung-Ching Wu	2007	$479,577	—	$401,271	$428,563	—	$25,684	$1,335,095
Executive Vice President, Office of the President	2006	$445,926	—	$221,868	$280,157	—	$15,593	$963,544

(1)	Stock awards consist only of RSUs. Amounts shown do not reflect compensation actually received by the named executive officer. Instead the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” (SFAS No. 123R), but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. The compensation for RSUs for the fiscal year ended December 31, 2007 is calculated in accordance with SFAS No. 123R and based on the aggregate market value of restricted stock units and the closing price per share of Atmel’s common stock on the NASDAQ Global Select Market on the date of grant ($5.65 per share). During the year ended December 31, 2007, the Company’s weighted average assumptions to value stock option grants using the Black-Scholes option pricing model were as follows: expected life in years (5.39 — 7.00), risk-free interest rate (3.41% — 5.02%); expected volatility (55% — 65%) and expected dividend yield (0%).

(2)	The amounts under Non-Equity Incentive Plan Compensation reflect cash bonuses granted pursuant to the executive bonus plan for fiscal year 2007 adopted by the Compensation Committee on August 27, 2007 (the “2007 Bonus Plan”), although such amounts were paid in fiscal 2008, and the executive bonus plan for fiscal year 2006 adopted by the Compensation Committee on September 29, 2006, although such amounts were paid in fiscal 2007.

(3)	The value of perquisites and other personal benefits for each of the named executive officers is as follows:

•	Steven Laub: Company paid portion of insurance: health (2007: $13,881; 2006: $5,358), life (2007: $1,860; 2006: $750), short-term disability (2007: $3,857; 2006: $128), long-term disability (2007: $5,616; 2006: $189); Company’s matching of 401(k) contributions (2007 & 2006: $500).

•	Robert Avery: Company paid portion of insurance: health (2007: $8,518; 2006: $11,275), life (2007:$1,395; 2006: $1,620), short-term disability (2007: $3,857; 2006: $306), long-term disability (2007: $5,616; 2006: $454); Company’s matching of 401(k) contributions (2007 & 2006: $500).

•	Robert McConnell: Company payment of excess taxes imposed as expatriate ($229,318); Company housing ($23,564); Company auto ($11,856); tax gross up — taxes ($4,283); tax gross up — housing ($347); tax gross up — auto ($174); Company paid portion of insurance: health ($8,518), life ($1,324), short-term disability ($3,857), long-term disability ($5,616); Company’s matching of 401(k) contributions ($500)..

•	Bernard Pruniaux: Company auto (2007:$5,802; 2006: $5,391); Payments from GAN pension (2007: $20,726); Company pension plan contribution (2007:$7,895; 2006: $7,082); Company paid portion of insurance: health (2007: $750; 2006: $8,909), life (2007: $628; 2006: $511), short-term disability (2007: $483; 2006: $306), long-term disability (2007:$1,428; 2006: $454). Mr. Pruniaux’s auto and pension plan contribution were paid in Euros (the translation to U.S. Dollars is based on average month-end exchange rates of 1.36277 and 1.26637 U.S. Dollars per Euro in 2007 and 2006, respectively).

•	Tsung-Ching Wu: Company paid portion of insurance: health (2007: $13,881; 2006: $12,623), life (2007: $1,830; 2006: $1,710), short-term disability (2007: $3,857; 2006: $306), long-term disability (2007: $5,616; 2006: $454); Company’s matching of 401(k) contributions (2007 & 2006: $500).

(4)	The annual salary for Mr. Laub for 2006 (effective August 2006 upon his entering into an employment agreement to become Atmel’s President and Chief Executive Officer) was $700,000.

(5)	Other than perquisites and unless otherwise noted, Mr. Pruniaux’s compensation was paid in Euros (the translation to U.S. Dollars is based on average month-end exchange rates of 1.36277 and 1.26637 U.S. Dollars per Euro in 2007 and 2006, respectively). Salary includes payments in U.S. Dollars in the amount of $52,485 and $52,000 in 2007 and 2006, respectively. Mr. Pruniaux’s 2006 Non-Equity Incentive Plan Compensation was calculated in U.S. Dollars on June 18, 2007 and converted at the U.S. Dollar per Euro exchange rate on such date, except for $56,987 which was previously paid as an advance.

(6)	The amount for 2006 was -$4,113.

Grants of Plan-Based Awards in 2007

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2007 under any plan.

					All Other	All Other
					Stock Awards:	Option Awards:			Grant Date
					Number of	Number of		Exercise or	Fair Value
		Estimated Possible Payouts Under			Shares of	Securities		Base Price	of Stock
		Non-Equity Incentive Plan Awards(1)			Stock or	Underlying		of Option	and Option
	Grant	Threshold	Target	Maximum	Units	Options		Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)		($)	($)(5)

Steven Laub	1/2/07					500,000	(3)	$6.05	$1,894,726
	7/11/07				1,000,000				$5,650,000
	8/27/07	0	833,750	1,667,500
Robert Avery	8/15/07					175,000	(4)	$4.74	$455,745
	8/27/07	0	281,250	562,500
Robert McConnell	8/15/07					150,000	(4)	$4.74	$390,639
	8/27/07	0	213,600	427,200
Bernard Pruniaux	8/15/07					150,000	(4)	$4.74	$474,788
	8/27/07	0	218,280	436,560
Tsung-Ching Wu	8/15/07					300,000	(4)	$4.74	$781,277
	8/27/07	0	369,000	738.000

(1)	Reflects the minimum, target and maximum payment amounts that named executive officers may receive under the 2007 Bonus Plan, depending on performance against the metrics described in further detail in the “Compensation Discussion and Analysis — Bonuses” section above. The amounts range from zero (if the threshold level for financial performance and individual goals are not achieved) to a cap based on a certain percentage of the individual’s base salary. The actual payout is determined by the Compensation Committee by multiplying (a) the percentage completion of the executive’s goals times (b) the sum of the amounts calculated by applying the multipliers of the performance objectives to the performance objectives. Payouts under the 2007 Bonus Plan may be zero depending on our performance against the Company, business unit and/or sales region billing performance objectives and the executive’s performance against individual performance objectives. Based on the parameters of the 2007 Bonus Plan, payouts are determined by the Compensation Committee. The applicable caps are as follows: 230% for Mr. Laub; 150% for Mr. Avery; 150% for Mr. Wu; 120% for Mr. McConnell; and 120% for Mr. Pruniaux. The actual bonus amounts were determined by the Compensation Committee in April 2008 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel’s Common Stock, and were granted pursuant to Mr. Laub’s Employment Agreement with Atmel dated August 6, 2006, as amended on March 13, 2007. 25% of these shares vested on August 7, 2007, and the remaining shares vest pro rata quarterly thereafter, such that 100% of these shares will be fully vested on August 7, 2010.

(3)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. Options granted were pursuant to Mr. Laub’s Employment Agreement with Atmel dated August 6, 2006. 25% of the shares subject to the option vested and became exercisable on August 7, 2007, and the remaining shares vest pro rata monthly thereafter, such that 100% of the shares subject to the option will be fully vested and exercisable on August 7, 2010.

(4)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. Shares subject to the option vest and become exercisable as follows: 2.0833% each month such that 100% of the shares subject to the option will be fully vested and exercisable on August 15, 2011.

(5)	Reflects the grant date fair value of each equity award computed in accordance with SFAS No. 123R. See footnote (1) to “Summary Compensation Table” for a description of the assumptions used in the valuation of these awards under SFAS No. 123R. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table presents information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of the end of fiscal 2007.

	Option Awards						Stock Awards
							Number of
							Shares or		Market Value of
			Number of				Units of		Shares or
			Securities Underlying		Option	Option	Stock That		Units of Stock
			Unexercised Options (#)		Exercise	Expiration	Have Not		That Have
Name	Grant Date(1)		Exercisable	Unexercisable	Price ($)	Date	Vested		Not Vested

Steven Laub	2/10/06		22,917	27,083	$4.78	2/10/16
	8/7/06	(2)	483,333	966,667	$4.89	8/7/16
	1/2/07		166,667	333,333	$6.05	1/2/17
	7/11/07		—	—	—	—	687,500	(3)	$2,970,000	(4)
Robert Avery	7/16/99		14,000	—	$7.83	7/16/09
	11/17/00		4,000	—	$12.13	11/17/10
	12/14/01		4,000	—	$8.02	12/14/11
	11/15/02		5,300	—	$2.11	11/15/12
	12/19/03		20,000	—	$5.75	12/19/13
	2/11/05		21,250	8,750	$3.29	2/11/15
	7/15/05		120,833	79,167	$2.66	7/15/15
	9/6/06		62,500	137,500	$5.73	9/6/16
	8/15/07	(5)	14,583	160,417	$4.74	8/15/17
Robert McConnell	1/10/03		67,000	—	$2.62	1/10/13
	12/19/03		80,000	—	$5.75	12/19/13
	2/11/05		28,333	11,667	$3.29	2/11/15
	9/6/06		46,876	103,124	$5.73	9/6/16
	8/15/07	(5)	12,500	137,500	$4.74	8/15/17
Bernard Pruniaux	10/9/98		80,000	—	$1.98	10/9/08
	11/17/00		30,000	—	$12.13	11/17/10
	9/17/01		50,000	—	$7.12	9/17/11
	11/15/02		50,000	—	$2.11	11/15/12
	12/19/03	(6)	—	80,000	$5.75	12/19/13
	2/11/05	(6)	—	100,000	$3.29	2/11/15
	9/6/06	(7)	—	150,000	$5.73	9/6/16
	8/15/07	(7)	—	150,000	$4.74	8/15/17
Tsung-Ching Wu	2/15/02		100,000	—	$7.69	2/15/12
	11/15/02		100,000	—	$2.11	11/15/12
	12/19/03		100,000	—	$5.75	12/19/13
	2/11/05		70,833	29,167	$3.29	2/11/15
	9/6/06		93,750	206,250	$5.73	9/6/16
	8/15/07	(5)	25,000	275,000	$4.74	8/15/17

(1)	Unless otherwise indicated, all options granted to named executive officers vest and become exercisable over a four-year period as follows: 12.5% six months after the grant date and 2.0833% each month thereafter until fully vested.

(2)	This option vests 25% on the first anniversary of the grant date and then 2.0833% per month thereafter.

(3)	These restricted stock units vest 25% on August 7, 2007 and then 6.25% per quarter thereafter.

(4)	Market value of unvested restricted stock units based on the last reported sales price of our common stock on the NASDAQ Global Select Market of $4.32 per share on December 31, 2007.

(5)	This option vests 2.0833% per month until fully vested.

(6)	This option vests and becomes exercisable over five years as follows: 100% on the five-year anniversary of the grant date.

(7)	This option vests and becomes exercisable over four years as follows: 100% on the four-year anniversary of the grant date.

Option Exercises and Stock Vested at 2007 Fiscal Year End

The following table provides information with respect to option exercises and stock vested during fiscal 2007 by each named executive officer:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise(1)	Vesting	on Vesting(2)

Steven Laub	—	—	312,500	$1,465,000
Robert Avery	—	—	—	—
Robert McConnell	33,000	$69,960	—	—
Bernard Pruniaux	40,000	$141,824	—	—
Tsung-Ching Wu	—	—	—	—

(1)	Market value of underlying securities on date of exercise, minus the exercise price.

(2)	Market value of shares on date of vesting based on the last reported sales price of our common stock on the NASDAQ Global Select Market on the dates of vesting.

2007 Nonqualified Deferred Compensation

The following table presents information concerning the Atmel Executive Deferred Compensation Plan activity for each named executive officer for fiscal 2007.

Executive
	Contributions in	Aggregate Earnings in	Aggregate Balance at
Name	Last FY ($)(1)	Last FY ($)(2)	Last FYE ($)(3)

Steven Laub	—	—	—
Robert Avery	—	—	—
Robert McConnell	$79,774	$7,207	$164,094
Bernard Pruniaux	—	—	—
Tsung-Ching Wu	—	—	—

(1)	Contributions are not included in the Summary Compensation Table.

(2)	None of the amounts in this column is included in the Summary Compensation table because plan earnings were not preferential or above market.

(3)	Aggregate Balance amounts were not included in the Summary Compensation Table for prior fiscal years.

Pension Benefits for Fiscal Year 2007

The following table sets forth the estimated present value of accumulated pension benefits for each named executive officer as of December 31, 2007.

		Number of	Present	Payments
		Years	Value of	During
	Plan	Credited	Accumulated	Last Fiscal
Name	Name	Service (#)	Benefit ($)	Year ($)

Steven Laub	—	—	—	—
Robert Avery	—	—	—	—
Robert McConnell	—	—	—	—
Bernard Pruniaux(1)	GAN	15	129,171	$20,726
Tsung-Ching Wu	—	—	—	—

(1)	Reflects Company sponsored defined benefit pension plan provided in accordance with statutory requirements in France. Information regarding the valuation method and assumptions applied in quantifying the present value of the current accrued benefit is set forth in Note 12, “Pension Plans,” in the Notes to Consolidated Financial Statements in our fiscal year 2007 Annual Report on Form 10-K. Translated from Euros to U.S. Dollars based on 2007 year-end exchange rate of 1.4681 U.S. Dollars per Euro.

Potential Payments Upon Termination or Change of Control

2005 Stock Plan

Pursuant to the terms of the Company’s 2005 Stock Plan, in the event of a merger of the Company into another corporation or the sale of substantially all of the assets of the Company, each outstanding award shall be assumed, or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares that would not otherwise be vested or exercisable. All restrictions on restricted stock will lapse, and, all performance goals or other vesting criteria will be deemed achieved at target level, with respect to restricted stock units.

The following table sets forth the estimated benefit to the named executive officers in the event the successor corporation refuses to assume or substitute for the named executive officer’s outstanding equity awards.

Estimated Benefits
Name	($)(1)

Steven Laub	2,970,000
Robert Avery	140,430
Robert McConnell	12,017
Bernard Pruniaux	103,000
Tsung-Ching Wu	30,0421

(1)	Based on the aggregate market value of unvested option grants and restricted stock units and assuming that the triggering event took place on the last business day of fiscal 2007 (December 31, 2007), and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($4.32). Aggregate market value for options is computed by multiplying (i) the difference between $4.32 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2007. Aggregate market value for restricted stock units is computed by multiplying (i) $4.32 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2007. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Agreement with Steven Laub

In connection with Mr. Laub’s appointment in August 2006 as President and Chief Executive Officer of the Company, he entered into an employment agreement with the Company dated as of August 7, 2006 (the “Employment Agreement”). The Employment Agreement provides for certain payments and benefits to be provided to Mr. Laub (subject to Mr. Laub’s compliance with certain covenants, including a covenant not to compete with Atmel for a prescribed period) in the event that he is terminated without “cause” or that he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in the Employment Agreement.

If Mr. Laub is terminated without cause or resigns for good reason, Mr. Laub would receive: (i) continued payment of his base salary for 24 months, paid bi-weekly; (ii) the current year’s target annual incentive pro-rated to the date of termination, paid bi-weekly over 12 months; (iii) 12 months of accelerated vesting with respect to his outstanding unvested equity awards; and (iv) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel’s health plans for up to 18 months, payable when such premiums are due. The receipt of any severance or other benefits would be subject to Mr. Laub agreeing to non-solicitation and non-competition provisions effective as long as he continues receiving base salary payments.

In addition, if Mr. Laub is terminated without cause or resigns for good reason within three months prior to or 12 months following a change of control, then Mr. Laub will receive: (i) continued payment of his base salary for 24 months, paid bi-weekly; (ii) payment in an amount equal to 100% of his target annual incentive; (iii) the current year’s target annual incentive pro-rated to the date of termination, paid bi-weekly over 12 months; (iv) accelerated vesting with respect to 100% of his then outstanding unvested equity awards; and (v) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel’s health plans for up to 18 months, payable when such premiums are due. Change of control, as defined in the Employment Agreement, includes among other things a change in a majority of the Company’s Board. The Company believes that termination without cause or resignation for good reason within the time frames set forth above can be seen as relating to the change of control. The Company believes that providing for increased payments simply relating to a change of control would serve as an anti-takeover device and be disruptive to the continuity of the Company’s business since current executives would have little or no incentive to continue their service with the Company following a change of control without such provisions. Alternatively, providing for a “double trigger” (change of control and termination without cause or resignation for good reason) provides incentives for our executives to continue their service to the Company without fear of termination in connection with a change of control.

In addition, in the event of Mr. Laub’s employment terminates due to death or disability, then there will be 12 months of accelerated vesting with respect to his outstanding unexpired and unvested equity awards.

The following table provides information concerning the estimated payments and benefits that would be provided to Mr. Laub in the circumstances described above.

	Estimated Payments and Benefits(1)
	Termination Without Cause or
	Resignation for Good Reason
	Not in Connection with	In Connection with	Death or
	a Change of Control	a Change of Control	Disability
Type of Benefit	($)	($)	($)

Salary	1,450,000	1,450,000	—
Annual Incentive Bonuses	833,750	1,667,500	—
Vesting Acceleration(2)	1,080,000	2,970,000	1,080,000
Reimbursement for Premiums Paid for Continued Health Benefits(3)	13,881	13,881	—

Total Termination Benefits:	3,377,631	6,101,381	1,080,000

(1)	Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2007 (December 31, 2007), and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($4.32). There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The Employment Agreement provides that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to Mr. Laub on an after-tax basis. Assuming a termination date of December 31, 2007, the Company believes that Mr. Laub would receive the full termination benefits set forth in his Employment Agreement.

(2)	Reflects the aggregate market value of unvested option grants and restricted stock units that would become vested under the circumstances. Aggregate market value for stock options is computed by multiplying (i) the difference between $4.32 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2007. Aggregate market value for restricted stock units is computed by multiplying (i) $4.32 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2007.

(3)	Assumes continued coverage of employee benefits at the amounts paid by Atmel for fiscal 2007 for health insurance.

Arrangements with Bernard Pruniaux

Under French law, Mr. Pruniaux will be entitled to certain payments upon his retirement. If Mr. Pruniaux voluntarily retires, he will receive a severance payment of three months salary, a payment for vacation time and a payment for retirement. The estimated amount of these payments would be approximately $134,460, $61,556 and $134,460, respectively, for an aggregate amount of approximately $330,477, based on Mr. Pruniaux’s base salary as of December 31, 2007 (the last business day of fiscal 2007). If Mr. Pruniaux involuntarily retires at the decision of the Company, Mr. Pruniaux will receive a severance payment of six months salary, a payment for vacation time and a payment for retirement. The estimated amount of these payments would be approximately $268,920, $72,388 and $117,535, respectively, for an aggregate amount of approximately $458,843. If Atmel wishes to prevent Mr. Pruniaux from working for another company for a period of one year, Atmel may do so by paying Mr. Pruniaux approximately $268,920. Such agreement could be extended at Atmel’s option for an additional year at the same rate. (These amounts were translated to U.S. Dollars based on average month-end exchange rates of 1.362768 U.S. Dollars per Euro in 2007.)

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2007. Mr. Laub and Mr. Wu, who are our employees, do not receive additional compensation for their services as a director.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(1)(3)(4)	($)

Papken Der Torossian	30,500	(2)	16,275	46,775
Pierre Fougere(5)	—	(2)	51,054	51,054
Dr. Chaiho Kim	86,500	—	49,731	136,231
Jack L. Saltich	34,500	(2)	16,275	50,775
David Sugishita(6)	214,000	—	56,957	270,957
T. Peter Thomas	95,500	—	58,279	153,779

(1)	Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the compensation cost associated with options or restricted stock units vesting during fiscal 2007 that were recognized for financial statement reporting purposes in accordance with the provisions of SFAS No. 123R, but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. See footnote (1) to “Summary Compensation Table” for a description of the assumptions used in the valuation of these awards under SFAS No. 123R.

(2)	On February 15, 2008, Mr. Fougere was granted fully vested restricted stock units for 24,452 shares of our common stock for his Board service in 2007. On February 15, 2008, Messrs. Der Torossian and Saltich were each granted awards of restricted stock units for 14,700 shares, vesting 25% on August 15, 2008 and 25% on August 15th of each year thereafter such that such shares will be fully vested on August 15, 2011. Such grants were made to make up the value between their July 2007 option grants and the adjustments to the Board compensation package made at the February 15th meeting. The closing price per share of Atmel’s common stock on the NASDAQ Global Select Market as of February 15, 2008 was $3.32.

(3)	In fiscal 2007, except for Papken Der Torossian and Jack L. Saltich, each of our non-employee directors received the following option to purchase shares of our common stock, which vest and become exercisable over one year:

		Exercise Price	Grant Date
	Number of	per Share	Fair Value
Grant Date	Shares	($)	($)

7/25/07	15,000	$5.69	46,871

On July 25, 2007, upon election to the Board, we granted Papken Der Torossian and Jack L. Saltich a nonstatutory stock option for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $5.69 per share. Such options will vest and become exercisable over four years. The grant date fair value of each of Mr. Der Torossian’s and Mr. Saltich’s option was $156,236.

(4)	As of December 31, 2007, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Aggregate
Name	Number of Shares

Papken Der Torossian	50,000
Pierre Fougere	120,000
Dr. Chaiho Kim	100,000
Jack L. Saltich	50,000
David Sugishita	110,000
T. Peter Thomas	220,000

(5)	Pierre Fougere resigned as a director of Atmel effective February 15, 2008.

(6)	Includes a one-time payment of $95,000 for Mr. Sugishita approved by the Company’s Board of Directors at its meeting on February 15, 2008 as supplemental director compensation for the extensive time and effort Mr. Sugishita spent as a Board and Audit Committee member in leading the Board through various investigations over the 18 months preceding such meeting.

Standard Director Compensation Arrangements

Cash Compensation

During 2007 each non-employee director received a cash retainer of $40,000 per year (pro-rated for directors that did not serve the entire year), paid in installments, for service on the Board and its Committees. In addition, during 2007 each non-employee director received $1,500 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee director served. Also, non-employee directors who served as committee chairs received an annual retainer for such service in the amount of $15,000 for the chair of the Audit Committee and $10,000 for the chair of other Board committees. Non-employee directors are reimbursed for their expenses in connection with their attendance at Board and Committee meetings and their out-of-pocket business expenses associated with service on the Board and its Committees.

In February 2008, the Board approved changes to cash compensation to be paid to directors as follows: each non-employee director will receive a cash retainer of $50,000 per year (pro-rated for directors that do not serve the entire year), paid in installments, for service on the Board and its committees. The non-executive chairman of the Board will also receive a cash retainer of $25,000 per year. In addition, each non-employee director will receive

$1,000 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee director serves. Also, non-employee directors who serve as committee chairs will receive an annual retainer for such service in the amount of $17,500 for the chair of the Audit Committee and $10,000 for the chair of other Board committees. Non-employee directors are reimbursed for their expenses in connection with their attendance at Board and Committee meetings and their out-of-pocket business expenses associated with service on the Board and its Committees.

Mr. Fougere resides in France, and under French retirement law, he cannot receive cash compensation for his services as a Board member. In February 2008, the Board granted Mr. Fougere fully vested restricted stock units for 24,452 shares of our common stock, which represents the value of the cash compensation Mr. Fougere was eligible to receive for his Board service in 2007.

Equity Compensation

During 2007, our arrangement for issuing equity compensation to non-employee directors was as follows: Upon joining the Board, non-employee directors would receive a nonstatutory stock option for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options would vest and become exercisable over four years. On July 25, 2007, upon election to the Board, we granted each of Papken Der Torossian and Jack L. Saltich a nonstatutory stock option for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $5.69 per share. Annually at the April Board meeting, non-employee directors would also be granted a nonstatutory stock option for the purchase of 15,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options would vest and become exercisable over one year. In 2007, such option grants were not made at the April Board meeting but at a Board meeting in June, to be effective on the date of the annual meeting, with an exercise price per share equal to the fair market value per share on July 25, 2007 ($5.69 per share).

In February 2008, the Board approved changes to equity compensation to be issued to directors as follows: Upon joining the Board, non-employee directors will receive a nonstatutory stock option for the purchase of 40,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options will vest and become exercisable as to 12.5% of the shares on the 6 month anniversary of the pricing date and monthly thereafter. In addition, upon joining the Board, non-employee directors will receive 20,000 restricted stock units that will vest annually over 4 years from the effective date. Also, non-employee directors will be granted a nonstatutory stock option for the purchase of 22,500 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options would vest and become exercisable monthly from the effective date. In addition, non-employee directors will receive 12,500 restricted stock units that will vest annually over 3 years from the effective date.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Atmel’s equity compensation plans as of December 31, 2007 (share amounts in thousands).

(c)
Number of Securities
	(a)		(b)		Remaining Available
	Number of Securities to		Weighted-Average		for Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a)
Plan Category	(#)		($)		(#)

Equity compensation plans approved by security holders	34,600	(1)(2)	$5.81	(3)	15,424	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	34,600		$5.81		15,424

(1)	Includes options to purchase shares outstanding under the 2005 Stock Plan.

(2)	Includes 3,818 RSUs granted under our 2005 Stock Plan that had not vested as of such date.

(3)	This weighted-average exercise price does not include outstanding RSUs.

(4)	Consists of 6,104 shares available for future issuance under our 2005 Stock Plan (for options and RSUs), and 9,320 shares available for future issuance under our 1991 Employee Stock Purchase Plan.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 29, 2008 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee for director and (iv) all directors, nominees for director and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices.

	Common Stock	Approximate Percent
Beneficial Owner(1)	Beneficially Owned(2)	Beneficially Owned(2)

FMR LLC(3)	43,125,575	9.69%
Barclay’s Global Investors, NA(4)	28,620,707	6.43%
The Guardian Life Insurance Company of America(5)	27,251,607	6.12%
Third Point LLC(6)	22,400,000	5.03%
Steven Laub(7)	1,381,249	*
Tsung-Ching Wu(8)	8,326,934	1.87%
David Sugishita(9)	88,542	*
T. Peter Thomas(10)	214,942	*
Dr. Chaiho Kim(11)	84,542	*
Papken Der Torossian(12)	40,375	*
Jack L. Saltich(13)	9,375	*
Charles Carinalli	—	—
Robert Avery(14)	316,883	*
Robert McConnell(15)	301,251	*
Bernard Pruniaux(16)	210,000	*
Dr. Edward Ross	—	—
All directors and executive officers as a group (14 persons)(17)	11,397,059	2.54%

*	Less than one percent of the outstanding common stock

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131.

(2)	Based on 445,237,683 shares outstanding on February 29, 2008. Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel common stock subject to options held by that person that will be exercisable within 60 days after February 29, 2008, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 1,067,874 shares of which FMR LLC has sole voting power and 43,125,575 shares of which FMR LLC has sole dispositive power. Based on a Schedule 13G filed with the SEC on February 14, 2008. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Includes 24,423,342 shares of which Barclay’s Global Investors, NA and its affiliates have sole voting power and 28,620,707 shares of which Barclay’s Global Investors, NA has sole dispositive power. Based on a Schedule 13G filed with the SEC on February 5, 2008 by Barclay’s Global Investors, NA. The address of Barclay’s Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(5)	Includes 27,251,607 shares of which the The Guardian Life Insurance Company of America and its affiliates have shared voting and dispositive power. Based on a Schedule 13G filed with the SEC on February 8, 2008 by RS Investment Management Co. LLC. The address of The Guardian Life Insurance Company of America is 7 Hanover Square, H-26-E, New York, New York 10004.

(6)	Includes 22,400,000 shares of which the Third Point LLC and its affiliates have shared voting and dispositive power. Based on a Schedule 13D filed with the SEC on July 12, 2007, as amended by a Schedule 13D/A filed with the SEC on November 30, 2007, by Third Point LLC. The address of Third Point LLC is 390 Park Avenue, New York, New York 10022.

(7)	Includes 1,006,249 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(8)	Includes 547,916 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(9)	Consists of 88,542 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(10)	Includes 198,542 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(11)	Includes 78,542 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(12)	Includes 9,375 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(13)	Consists of 9,375 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(14)	Consists of 316,883 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(15)	Includes 263,042 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(16)	Consists of 210,000 shares issuable under stock options exercisable within 60 days after February 29, 2008.

(17)	Includes 11,397,059 shares issuable under stock options exercisable within 60 days after February 29, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the charter for the Audit Committee, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

During 2007, we paid approximately $315,000 to MartSoft Corporation pursuant to a development agreement. The Chief Executive Officer of MartSoft is the wife of Tsung-Ching Wu, an executive officer and director of Atmel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with except for the following late filings: (a) Mr. Rod Erin was late filing his Form 3 upon being appointed an executive officer and

(b) Mr. Rod Erin was late filing his Form 4 with respect to one transaction (occurring on the date he was appointed an executive officer), which was subsequently reported on a Form 4.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel’s internal accounting and financial controls. This purpose is more fully described in the charter of the Audit Committee which can be accessed on our web site at www.atmel.com/ir/governance.asp.

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm, (2) discussed with management and with PricewaterhouseCoopers LLP the evaluation of Atmel’s internal controls and the audit of the effectiveness of Atmel’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and (4) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

David Sugishita (Chairman)
Dr. Chaiho Kim
Jack L. Saltich
T. Peter Thomas

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 15, 2008
San Jose, California

APPENDIX A

ATMEL CORPORATION

2005 STOCK PLAN

(AS AMENDED AND RESTATED [MAY 14, 2008])

1. Background.  The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Purposes of the Plan.  The purposes of this 2005 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

3. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(d) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(f) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Flow from Operations” means as to any Fiscal Year, the Company’s cash generated from operating activities, or a business unit’s cash generated from operating activities, determined in accordance with generally acceptable accounting principles.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Atmel Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board, either as an Employee or an Outside Director.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a business unit’s Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Grant Date” means, with respect to an Award, the date that the Award was granted.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Operating Profit” means the Company’s or a business unit’s profit from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(cc)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(dd) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(ee) “Option Exchange Program” means a program whereby outstanding Options are surrendered or cancelled in exchange for the right to receive options of the same type, of a different type and/or cash pursuant to such terms as the Administrator may determine.

(ff) “Optioned Stock” means the Common Stock subject to an Award.

(gg) “Outside Director” means a Director who is not an Employee.

(hh) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ii) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Operating Profit, (c) Cash Flow from Operations, (d) Net Income, (e) Pro Forma Net Income, (f) Earnings Per Share, and (g) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to another company or companies), (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(kk) “Plan” means this 2005 Stock Plan, as amended.

(ll) “Pro Forma Net Income” means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

(mm) “Reload Option” means an Option that automatically is granted if a Participant pays the exercise price of an Option by tendering Shares.

(nn) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(oo) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(pp) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 14.

(qq) “Retirement” means, in the case of an Employee or Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) Years of Service. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

(rr) “Return on Sales” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or the business unit’s Pro Forma Net Income, divided by the Company’s or the business unit’s Annual Revenue, as applicable.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option (either affiliated or tandem) that pursuant to Section 13 is designated as an SAR.

(xx) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(zz) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment or engagement as a consultant by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous employment as an Employee or re-engagement of the Consultant by the Company or an Affiliate; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous employment as an Employee or engagement as a Consultant by the Company or an Affiliate.

4. Stock Subject to the Plan.

(a) Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 114,000,000 Shares.1 The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

(b) Full Value Awards.  Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 will be counted against the numerical limits of this Section 4 as one and 78/100 (1.78) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 78/100 (1.78) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

5. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

1 Includes 58,000,000 Shares approved by the Company’s stockholders on [May 14, 2008].

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to commence a 409A Exchange Offer in connection with each Option that had a per share exercise price that was less than the fair market value of a share of the Company’s common stock, as determined for purposes of Internal Revenue Code Section 409A, on the Option’s grant date and that was unvested, in whole or in part, as of December 31, 2004 (notwithstanding Section 18(b) of the Plan), as described by Section 23 of the Plan;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Additional Power of Administrator Requiring Stockholder Approval.  The Administrator shall have authority to take the following actions, but only if not otherwise prohibited by the provisions of the Plan and only if approval by the Company’s stockholders is obtained:

(i) reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval;

(ii) institute an Option Exchange Program to allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option with a lower exercise price, or with a different type of Award, cash or a combination thereof; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval; and

(iii) institute any other program that would constitute a revaluation or repricing of Options; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval.

(d) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

6. Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

7. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase more than 5,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase up to an additional 5,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(iv) If an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted

Stock Unit is reduced, the transaction will be treated as a cancellation of the Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units and the grant of a new Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units.

8. Term of Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon adoption by the Board and obtaining stockholder approval. The Plan amends and restates the previous 1996 Stock Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

9. Term of Option.  The term of each Option shall be stated in the Award Agreement; however, the term of an Option granted on or after April 9, 2008 shall be no longer than ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

10. Option Exercise Price and Consideration.

(a) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option granted on or after April 9, 2008, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the per Share exercise price shall be no less than 100% of the Fair Market Value per share on the Grant Date . In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares, which in the case of Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Except for options granted prior to October 11, 1996, or unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the

Award Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12. Stock Purchase Rights.

(a) Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Number of Shares.  The Administrator shall have complete discretion to determine the number of Stock Purchase Rights granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted Stock Purchase Rights covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(c) Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(d) Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(e) Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

13. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator may grant affiliated SARs, freestanding SARs, tandem SARs, or any combination thereof.

(i) Number of Shares.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(ii) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the exercise price of a freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of tandem or affiliated SARs shall equal the Exercise Price of the related Option.

(b) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a tandem SAR granted in connection with an Incentive Stock Option: (a) the tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the tandem SAR is exercised; and (c) the tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(c) Exercise of Affiliated SARs.  An affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

(d) Exercise of Freestanding SARs.  Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; however, an SAR granted on or after April 9, 2008 shall expire no later than ten (10) years from the Grant Date. Notwithstanding the foregoing, the rules of Section 11 also shall apply to SARs.

(g) Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. For purposes of Section 4 of the Plan, the reduction in Shares available for future issuance upon the grant of the SAR will be determined at the Grant Date based on the full number of Shares subject to the SAR. Upon settlement of the SAR, there will be no further reduction in Shares available for future issuance under Section 4 of the Plan. Upon the forfeiture of all or a portion of the SAR, the forfeited Shares shall be returned to the Shares available for future issuance under Section 4 of the Plan. For avoidance of doubt, upon settlement of an SAR, Shares will not be returned to the Shares available for future issuance under Section 4 of the Plan, notwithstanding the fact that if Shares are issued in settlement of an SAR they will be issued only based on the difference between the Fair Market Value of a Share on the date of exercise over the exercise price.

14. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted Restricted Stock Units covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(c) Value of Restricted Stock Units.  Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the Grant Date.

(d) Performance Goals and Other Terms.  The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the Performance Goals or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e) Duration of Performance Periods.  The Administrator will set the length of time for a Performance Period, subject to the following limits:

(i) The Performance Period related to Restricted Stock Units with Performance Goals shall not be less than one (1) year; and

(ii) The Performance Period related to Restricted Stock Units with time-based vesting provisions shall not be less than three (3) years;

provided, however, that up to five percent (5%) of the shares currently authorized for grant under the Plan may be subject to Restricted Stock Units without such limits on the length of the Performance Period.

(f) Earning of Restricted Stock Units.  After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator shall not reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit; provided, however, that the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit in the event of a Participant’s death, Disability, or Retirement, or in the event of the sale of substantially all of the assets of the Company, or a merger of the Company with or into another entity pursuant to which the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction.

(g) Form and Timing of Payment of Restricted Stock Units.  Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(h) Cancellation of Restricted Stock Units.  On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

15. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments Upon Changes in Capitalization, Dissolution or Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 4, 7, 13 and 14 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

17. Date of Grant.  The Grant Date of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and to adopt material Plan amendments, including:

(i) A material increase in benefits accrued to Participants under the Plan;

(ii) An increase in the number of shares that may be optioned or sold under the Plan;

(iii) A material modification (expansion or reduction) of the class of participants in the Plan; or

(iv) A provision permitting the Administrator to lapse or waive restrictions on Awards at its discretion.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

23. 409A Exchange Offer.  The Administrator, may in its sole discretion, offer to each Optionee who holds an Option with an original Grant Date Exercise Price that was less than the original Grant Date fair market value, as determined for purposes of Section 409A of the Code, (each a “Discount Option”) one or more of the following choices with respect to the portion of such Discount Option that was unvested on December 31, 2004 (such portion is referred to as the “Eligible Discount Option”):

(a) If Optionee exercised any Eligible Discount Option (or portion thereof) in 2006, then Optionee may elect to amend the eligible portion of each Eligible Discount Option such that the Exercise Price of the Option will be increased to the fair market value, as determined for purposes of Section 409A of the Code, of a share of the Company’s Common Stock on the Option’s grant date.

(b) If Optionee was granted an Eligible Discount Option, but did not exercise any Eligible Discount Option in 2006, then Optionee may be given one or more of the following choices:

(i) Optionee may elect to amend each Eligible Discount Option to change the option expiration date identified in the original grant agreement to a date that is expected to constitute a fixed calendar year election for purposes of Section 409A of the Code (the Administrator will have the discretion to choose to allow Optionees to pick different calendar years for different portions of each Eligible Discount Option); and/or

(ii) Optionee may elect to amend the eligible portion of each Eligible Discount Option such that the Exercise Price of the Option will be increased to the fair market value, as determined for purposes of Section 409A of the Code, of a share of the Company’s Common Stock on the Option’s grant date.

Annex A
ANNUAL MEETING OF STOCKHOLDERS OF
ATMEL CORPORATION
May 14, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon as
possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	Election of Directors:	FOR	AGAINST	ABSTAIN
In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matter or matters which may properly come before the annual meeting and any adjournment or postponement thereof.
		Steven Laub	☐	☐	☐

		Tsung-Ching Wu	☐	☐	☐

The undersigned hereby acknowledges receipt of the 2007 Annual Report on Form 10-K of Atmel Corporation, and receipt of Notice of 2008 Annual Meeting of Stockholders and Proxy Statement of Atmel Corporation, each dated April 15, 2008.
		David Sugishita	☐	☐	☐

		Papken Der Torossian	☐	☐	☐

		Jack L. Saltich	☐	☐	☐

		Charles Carinalli	☐	☐	☐

		Dr. Edward Ross	☐	☐	☐

	2.	Proposal to approve amendments to the 2005 Stock Plan to, among other things, increase the number of shares reserved for issuance thereunder by 58,000,000 shares.	☐	☐	☐

	3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Atmel Corporation for 2008.	☐	☐	☐

		MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF STOCKHOLDERS OF
ATMEL CORPORATION
May 14, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437)in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON -You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	Election of Directors:	FOR	AGAINST	ABSTAIN
In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matter or matters which may properly come before the annual meeting and any adjournment or postponement thereof.
		Steven Laub	☐	☐	☐

		Tsung-Ching Wu	☐	☐	☐

The undersigned hereby acknowledges receipt of the 2007 Annual Report on Form 10-K of Atmel Corporation, and receipt of Notice of 2008 Annual Meeting of Stockholders and Proxy Statement of Atmel Corporation, each dated April 15, 2008.
		David Sugishita	☐	☐	☐

		Papken Der Torossian	☐	☐	☐

		Jack L. Saltich	☐	☐	☐

		Charles Carinalli	☐	☐	☐

		Dr. Edward Ross	☐	☐	☐

	2.	Proposal to approve amendments to the 2005 Stock Plan to, among other things, increase the number of shares reserved for issuance thereunder by 58,000,000 shares.	☐	☐	☐

	3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Atmel Corporation for 2008.	☐	☐	☐

		MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY
ATMEL CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the 2007 Annual Report on Form 10-K, and receipt of the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2008, and hereby appoints Steven Laub and Patrick Reutens, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 14, 2008 at 2:00 p.m., local time, at Atmel Corporation, 2325 Orchard Parkway, San Jose, California 95131 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
      THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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